Exhibit T3A.19

CERTIFICATE OF INCORPORATION

OF

Intertherm Investments Inc.

* * * * *

1. The name of the corporation is Intertherm Investments Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5A. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

D. A. Hampton	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

J. A. Grodzicki	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

S. J. Queppet	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

Ralph R. Papitto	50 Kennedy Plaza
Providence, RI 02903

Richard L. Brady	50 Kennedy Plaza
Providence, RI 02903

Richard J. Harris	50 Kennedy Plaza
Providence, RI 02903

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 19th day of June, 1986.

/s/ D.A. Hampton
D. A. Hampton

/s/ J.A. Grodzicki
J. A. Grodzicki

/s/ S. J. Queppet
S. J. Queppet

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INTERTHERM INVESTMENTS INC.

Intertherm Investments Inc. (the "Corporation"), a Delaware corporation, does hereby certify as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof in its entirety and by substituting in lieu thereof the following new Article 1:

"1. The name of the corporation is Mammoth, Inc."

2. This amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Vice President and Secretary this 3 day of December, 1992.

INTERTHERM INVESTMENTS INC.

By:	/s/ Richard J. Harris
Vice President

By:	/s/ Kevin W. Donnelly
Secretary

CERTIFICATE OF MERGER

OF

WEBCO,INC.

AND

MAMMOTH, INC.

It is hereby certified that

1.       The constituent business corporations participating in the merger herein certified are:

(i)       WESCO, INC., which is incorporated under the laws of the State of Missouri; and

(ii)      MAMMOTH, INC., which is incorporated under the laws of the State of Delaware.

2.       An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State qf Delaware, to wit, by WESCO, INC. in accordance with the laws of the State of its incorporation and by MAMMOTH, INC. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

3.       The name of the surviving corporation in the merger herein certified is MAMMOTH, INC., which will continue its existence as said surviving corporation under the name MAMMOTH-WEBCO, INC. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4.       The Certificate of Incorporation of MAMMOTH, INC. is to be amended and changed by reason of the merger herein certified by striking out articles I. thereof. relating to the name of said surviving corporation, and by substituting in lieu thereof the following articles:

''The name of the corporation is: MAMMOTH-WESCO, INC.

and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and chang~d in accordance with the provisions of the General Corporation Law of the State of Delaware.

5.       The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

clo Nortek, Inc.

50 Kennedy Plaza

Providence, RI 02903

6.       A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7.       The authorized capital stock of WESCO, INC. consists of 22,000 shares of a par value of $1.00 each.

8.       The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on January 1, 2009, at 12:05 a.m.

Dated: December 17, 2008

WEBCO, INC.

By:	/s/ Edward J. Cooney
Edward J. Cooney, VP & Treasurer

MAMMOTH, INC.

By:	/s/ Edward J. Cooney
Edward J. Cooney, VP & Treasurer